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                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

K.C. SCHAAF                                                 SAN FRANCISCO OFFICE
DIRECT DIAL: (949) 725-4155                     44 MONTGOMERY STREET, SUITE 2950
KCSCHAAF@SYCR.COM                                SAN FRANCISCO, CALIFORNIA 94104
                                                        TELEPHONE (415) 283-2240
                                                        FACSIMILE (415) 283-2255


                               September 13, 1999

The TriZetto Group, Inc.
567 San Nicolas Drive, Suite 360
Newport Beach, California  92660

         Re: Registration Statement on Form S-1; Registration No. 333-84533

Ladies and Gentlemen::

         We have examined the Registration Statement on Form S-1, Registration No. 333-84533, filed by you with the Securities and Exchange Commission (the "Commission") on August 15, 1999 (as amended by Amendment Nos. 1 and 2 thereto, respectively, as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,200,000 shares of your common stock, which includes 350,000 shares to be sold by a selling stockholder (the "Shares"). The Shares, which include up to 630,000 shares of common stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.

         Please contact me if you have any questions.

                                                 Very truly yours,

                                                 STRADLING YOCCA CARLSON & RAUTH

                                                 /s/ K.C. SCHAFF
                                                 -------------------------------
                                                     K.C. Schaaf

Enclosures

cc: Christine A. Miller  (w/o encls.)